GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 026874CU9
Quarterly Report from Adviser for the Quarter Ending 6/30/2012

PROCEDURES PURSUANT TO RULE 10f-3*

(1)	Name of Underwriters


Barclays Capital
BNP Paribas
Securities Corp
Citigroup Global
Markets Inc
RBC Capital Markets
ANZ Securities
CastleOak Securities
LP
Drexel Hamilton LLC
HSBC Securities
ING Financial
Markets
Lloyds Securities
Inc
Mizuho Securities
USA Inc
nabSecurities LLC
Nomura Securities
International
Samuel A Ramirez &
Co Inc
Santander Investment
Securities
Scotia Capital USA
Inc
SMBC Nikko Capital
Markets Ltd/
Standard Chartered
Bank (US)
Williams Capital
Group LP
Citigroup Global
Markets Inc
Goldman Sachs & Co


(2)	Name of Issuer

AMERICAN INTL GROUP





(3)	Title of Security

AIG4 7/8 06/01/22


(4)	Date of Prospectus or
First Offering

6/26/2012


(5)	Amount of Total
Offering
($)750,000,000


(6)	Unit Price

101.942


(7)	Underwriting Spread or
Commission

0.450%


(8)	Rating

Baa1/A-/BBB


(9)	Maturity Date

6/1/2022



(10)	Current Yield

4.782%


(11)	Yield to Maturity

4.630%


(12)	Subordination Features

Sr. Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman,
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(13)	Nature of Political
Entity, if any,
including, in the case of
revenue bonds, underlying
entity supplying the
revenue

N/A


(14)	Total Par Value of Bonds
Purchased

300,000



(15)	Dollar Amount of
Purchases

($)305,826


(16)	Number of Shares
Purchased

300,000


(17)	Years of Continuous
Operation
(excluding municipal
securities; see (25)(d)
below)

The company has
been in
continuous
operation for
greater than
three years.


(18)	% of Offering Purchased
by Fund

0.040%


(19)	% of Offering Purchased
by all other GSAM-managed
Portfolios and Accounts

2.760%


(20)	Sum of (18) and (19)**

2.80%

(21)	% of Fund's Total Assets
applied to Purchase

0.16%


(22)	Name(s) of Underwriter(s)
or Dealer(s) from whom
Purchased

SAL


(23)	Is the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person", a
Manager or Co-Manager of
the Offering?

Yes ___X____
No________


(24)	Were Purchases Designated
as Group Sales or
otherwise allocated to
the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person"?

Yes_________
No ___X_____


(25)	Have the following
conditions been
satisfied:



(a)	The securities were
part of an issue
registered under the
Securities Act of
1933, as amended,
which is being
offered to the
public, or were U.S.
government
securities, as
defined in Section
2(a)(16) of the
Securities Exchange
Act of 1934,  or
were municipal
securities as
defined in Section
3(a)(29) of the
Securities Exchange
Act of 1934 or were
securities sold in
an Eligible Foreign
Offering or were
securities sold in
an Eligible Rule
144A Offering?

Yes___X____
No_________


** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs
Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of
(A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus
(B) the principal amount of the class of securities being offered in any concurrent offering.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(b)	The securities were
purchased prior to
the end of the first
day on which any
sales to the public
were made, at a
price that was not
more than the price
paid by each other
purchaser of
securities in that
offering or in any
concurrent offering
of the securities
(except, in the case
of an Eligible
Foreign Offering,
for any rights to
purchase required by
law to be granted to
existing security
holders of the
issue) or, if a
rights offering, the
securities were
purchased on or
before the fourth
day preceding the
day on which the
rights offering
terminated.

Yes___X__
No_______


(c)	The underwriting was
a firm commitment
underwriting?

Yes___X___
No________


With respect to any issue
of securities other
than Eligible Municipal
Securities, was the
issuer of such securities to be
purchased in continuous operation
for not less than three years,
including the operation of any
predecessors; or with respect to any
issue of  Eligible Municipal
Securities to be purchased, were the
securities sufficiently liquid
that they could to be sold at or near
their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk.


Yes__N/A__
No_________



/s/ Ron Arons
Portfolio
Manager